Exhibit 6.2

AMENDMENT AGREEMENT NO. 2

THIS AMENDMENT AGREEMENT (this “Agreement”) dated for reference November 15, 2019 is made BETWEEN:

EMERALD HEALTH SCIENCES INC., a corporation incorporated under the laws of British Columbia with an office at 2500 Park Place (c/o- Bennett Jones LLP), 2500 Park Place, 666 Burrard Street, Vancouver, BC V6C 2X8

(the “Lender”);

AND:

EMERALD HEALTH PHARMACEUTICALS INC., a corporation incorporated under the laws of Delaware with an office at 5910 Pacific Center Blvd, Ste 300, San Diego, California, 92121

(the “Borrower”);

WHEREAS the Borrower and the Lender entered into a loan agreement (the “Loan Agreement”) dated for reference September 1, 2017 and an Amendment Agreement (“Loan Amendment No. 1”) dated for reference January 26, 2018 and now wish to amend the Loan Agreement on the terms of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter set out, the parties hereto agree as follows:

1.	AMENDMENT

1.1	Section 3.4

Section 3.4 of the Loan Agreement is hereby amended by replacing “12% per annum calculated semi-annually, in advance” with “10% per annum compounded semi-annually, with interest computed on the basis of an Actual/360 day year convention, or such other amount as the parties agree to in writing”.

1.2	Full Force

Save and except as amended herein, the Loan Agreement remains in full force and effect in accordance with its original terms and conditions.

1.3	Time

Time is of the essence of this Agreement.

1.4	Further Assurances

The parties to this Agreement will do, execute and deliver or will cause to be done, executed and delivered all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement.

The Lender and the Borrower have executed and delivered this Agreement as of the date set out above.

[Signature page follows]

EMERALD HEALTH SCIENCES INC.

By:	/s/ Jim Heppell
Authorized Signatory

EMERALD HEALTH PHARMACEUTICALS INC.

By:	/s/ Lisa Sanford
Authorized Signatory